UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2009

ON4 COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 000-53666

10575 N.114th Street, Suite 103
Scottsdale, AZ  85259
(Address of principal executive offices)

480.344.7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 27, 2009 Charity Tunes Inc. (“Charity Tunes”), a wholly owned subsidiary of On4 Communications Inc. (the “Company”) entered into a Promotion Agreement with ConAgra Foods Canada Inc. (“ConAgra”) whereby ConAgra will purchase pre-paid Charity Tunes music downloads and distribute them to consumers with the purchase of certain ConAgra Pogo® frozen food products.

Pursuant to the  Promotion Agreement Charity Tunes will supply ConAgra with 433,513 unique pin codes redeemable for either three, five, or seven music downloads  with a maximum retail value of up to CAD$1.29 (approximately USD$1.22) per song.  1,651,459 songs in the aggregate will be made available for download. The pin codes will be distributed exclusively with ConAgra’s Pogo® frozen food products for a limited period and will expire on September 30, 2010.  The Company will also provide customer service and technical support related to the music downloads.

In consideration of the music downloads and related support services, ConAgra will pay to Charity Tunes CAD$115,602.12 (approximately USD$108,894) payable in two equal installments on February 28, 2010 and March 31, 2010.

Item 9.01 Exhibits

(c)  Exhibits. The following exhibits are included as part of this report:

10.1	Promotion Agreement between Charity Tunes Inc. and ConAgra Foods Canada Inc. dated November 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	On4 Communications Inc.
(Registrant)

By:	/s/ Penny Green
Penny Green
Chief Financial Officer, Principal Accounting Officer, Director